As filed with the Securities and Exchange Commission on April 5, 2011

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

TRAILER BRIDGE, INC.

(Exact Name of registrant as specified in its charter)

Delaware	13-3617986
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10405 New Berlin Road E., Jacksonville, Florida 32226

(Address of principal executive offices) (zip code)

Trailer Bridge, Inc. Stock Incentive Plan

and

Trailer Bridge, Inc. Non-Employee Director Stock Incentive Plan

(Full title of the Plans)

William G. Gotimer, Jr.

General Counsel

10405 New Berlin Road E.

Jacksonville, Florida 32226

(904) 751-7100

(Name and address of agent for service)

Copy to:

Michael B. Kirwan, Esq.

Foley & Lardner LLP

One Independent Drive, Suite 1300

Jacksonville, Florida 32202

(904) 359-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller Reporting Company	☒

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, $0.01 par value per share	800,000 shares	$4.74	$3,792,000	$440.25

(1)	Represents (i) shares added to the Company’s Stock Incentive Plan pursuant to two amendments approved by the Company’s shareholders at its 2009 and 2010 annual meetings, which increased the number of shares available for award by an aggregate of 625,000 shares to a total of 2,425,000 shares, plus such indeterminable number of additional shares as may become available for sale pursuant to the anti-dilution provisions contained in the Stock Incentive Plan and (ii) shares added to the Company’s Non-Employee Director Stock Incentive Plan pursuant to an amendment approved by the Company’s shareholders at its 2010 annual meeting which increased the number of shares available for award by 175,000 shares to a total of 225,000 shares, plus such indeterminable number of additional shares as may become available for sale pursuant to the anti-dilution provisions contained in the Non-Employee Director Stock Incentive Plan.
(2)	Pursuant to 457(h) under the Securities Act of 1933, as amended, the registration fee for the shares covered by this Registration Statement has been calculated based on 800,000 shares reserved for issuance pursuant to outstanding options with a weighted average exercise price of $4.74 per share.

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This Registration Statement is being filed pursuant to Instruction E of Form S-8. With respect to the Company’s Stock Incentive Plan, the Registration Statement incorporates by reference the contents of the Registration Statement previously filed with respect to this Plan on Form S-8 (Registration Nos. 333-147672 and 333-88502). With respect to the Company’s Non-Employee Director Stock Incentive Plan, the Registration Statement incorporates by reference the contents of the Registration Statement previously filed with respect to this Plan on Form S-8 (Registration No. 333-88502).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 5th day of April, 2011.

TRAILER BRIDGE, INC.
(Registrant)

/s/ Ivy Barton Suter
Ivy Barton Suter
Chief Executive Officer

SPECIAL POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears on the Signature Page to this Registration Statement constitutes and appoints Ivy Barton Suter and Mark A. Tanner, and each or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, including any amendment or registration statement filed pursuant to Rule 462, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

(Signature)	(Title)	(Date)

/s/ Ivy Barton Suter Ivy Barton Suter	Chief Executive Officer (Principal Executive Officer)	April 5, 2011

/s/ Mark A. Tanner Mark A. Tanner	Vice President—Administration and Chief Financial Officer (Principal Financial and Accounting Officer)	April 5, 2011

/s/ Robert P. Burke Robert P. Burke	Director	April 5, 2011

/s/ Malcom P. McLean, Jr. Malcom P. McLean, Jr.	Director	April 5, 2011

/s/ Greggory B. Mendenhall Greggory B. Mendenhall	Director	April 5, 2011

/s/ Douglas E. Schimmel Douglas E. Schimmel	Director	April 5, 2011

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Trailer Bridge, Inc. Stock Incentive Plan (Filed as an exhibit to the registrant’s Form S-1 (Registration Statement No. 333-28221) that became effective on July 23, 1997 and incorporated herein by reference.)

4.2	Form of Option Award Agreement (Filed as an exhibit to the registrant’s Form S-1 (Registration Statement No. 333-28221) that became effective on July 23, 1997 and incorporated herein by reference.)

4.3	Section 409A Amendments to Option Award Agreement (Incorporated by reference to the registrant’s Form 10-K for the year ended December 31, 2008.)

4.4	Amendment No. 1 to Trailer Bridge, Inc. Stock Incentive Plan (Filed as an exhibit to the registrant’s Form 10-K for the year ended December 31, 2000 and incorporated herein by reference.)

4.5	Amendment No. 2 to Trailer Bridge, Inc. Stock Incentive Plan (Incorporated by reference to the registrant’s definitive annual meeting proxy statement filed April 21, 2006.)

4.6	Amendment No. 3 to Trailer Bridge, Inc. Stock Incentive Plan (Incorporated by reference to the registrant’s revised definitive annual meeting proxy statement filed May 1, 2007.)

4.7	Section 409A Amendments to the Trailer Bridge, Inc. Stock Incentive Plan (Incorporated by reference to the registrant’s Form 10-K for the year ended December 31, 2008.)

4.8	Amendment No. 4 to the Trailer Bridge, Inc. Stock Incentive Plan (Incorporated by reference to the registrant’s definitive annual meeting proxy statement filed April 27, 2009.)

4.9	Amendment No. 5 to the Trailer Bridge, Inc. Stock Incentive Plan (Incorporated by reference to the Company’s Form 10-Q for the quarter ended June 30, 2010.)

4.10	Trailer Bridge, Inc. Non-Employee Director Stock Incentive Plan (Incorporated by reference to the registrant’s Form 10-K for the year ended December 31, 2000 filed on April 2, 2001.)

4.11	Form of Option Award Agreement (Incorporated by reference to the registrant’s Form 10-K for the year ended December 31, 2000 filed on April 2, 2001.)

4.12	Section 409A Amendments to Option Award Agreement (Incorporated by reference to the registrant’s Form 10-K for the year ended December 31, 2008.)

4.13	Amendment No. 1 to Trailer Bridge, Inc. Non-Employee Director Stock Incentive Plan (Incorporated by reference to the Company’s Form 10-Q for the quarter ended June 30, 2010.)

5.1	Opinion of Foley & Lardner LLP as to the legality of the securities to be issued

23.1	Consent of BDO USA, LLP, independent registered certified public accounting firm

23.2	Consent of Foley & Lardner LLP (included in Exhibit 5.1)

24	Powers of Attorney (included in signature pages)